Exhibit 5

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is entered into as of this 9th day of April, 1997, by and among PUBLIC STORAGE, INC., a California corporation ("PSI"), PUBLIC STORAGE PROPERTIES XVI, INC., a California corporation ("PSP16"), PUBLIC STORAGE PROPERTIES XVII, INC., a California corporation ("PSP17"), PUBLIC STORAGE PROPERTIES XVIII, INC., a California corporation ("PSP18") and PUBLIC STORAGE PROPERTIES XIX, INC., a California corporation ("PSP19").

         A. The parties intend that this Agreement shall constitute a Plan of Reorganization for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended. The Plan of Reorganization provides for the mergers of PSP16, PSP17, PSP18 and PSP19 with and into PSI in accordance with the applicable provisions of the General Corporation Law of California (the "GCLC") and the Agreements of Merger substantially in the form attached hereto as Exhibit A ("Merger Agreements").

         B. The Boards of Directors of PSI, PSP16, PSP17, PSP18 and PSP19 believe that it is in the best interests of such corporations and their respective shareholders to enter into and complete this Agreement and they have approved this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, the parties agree as follows:

         1. Adoption of Plan. The parties hereby adopt the Plan of Reorganization hereinafter set forth.

         2.    The Merger.

               2.1 Completion of the Merger. At the Effective Time (as defined below), PSP16, PSP17, PSP18 and PSP19 will be merged with and into PSI (the "Mergers") in accordance with the terms, conditions and provisions of this Agreement and the Merger Agreements. The Mergers shall become effective at the time at which the Merger Agreements, together with the requisite Officers' Certificates of PSI, PSP16, PSP17, PSP18 and PSP19 are filed with the California Secretary of State in accordance with the GCLC (the "Effective Time"). PSI, PSP16, PSP17, PSP18 and PSP19 are sometimes collectively referred to herein as the "Constituent Corporations" and PSI, as the surviving corporation of the Mergers, is sometimes referred to herein as the "Surviving Corporation." The merger of PSP16 into PSI, the merger of PSP17 into PSI, the merger of PSP18 into PSI and the merger of PSP19 into PSI are not conditioned on each other.

               2.2   Effect of the Merger.  At the Effective Time:

                     2.2.1 Constituent Corporations. The separate corporate existence of PSP16, PSP17, PSP18 and PSP19 shall cease and the Surviving Corporation shall thereupon succeed, without other transfer, to all the rights and property of PSP16, PSP17, PSP18 and PSP19 and shall be subject to all the debts and liabilities of PSP16, PSP17, PSP18 and PSP19 in the same manner as if the Surviving Corporation had itself incurred them; all rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired, provided that such liens upon property of PSP16, PSP17, PSP18 and PSP19 shall be limited to the property affected thereby immediately prior to the Effective Time; and any action or proceeding pending by or against PSP16, PSP17, PSP18 and PSP19 may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

                     2.2.2  Articles and Bylaws.  The Articles of
   Incorporation and the Bylaws of PSI, as then amended, shall continue to be the Articles of Incorporation and the Bylaws of the Surviving Corporation until changed as provided by law and their respective provisions.

                     2.2.3 Officers and Directors. The officers and directors of PSI shall continue as officers and directors of the Surviving Corporation until their successors are elected and qualified as provided by law and in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

               2.3 Conversion of Common Stock Series A. The manner of converting the outstanding shares of (i) Common Stock Series A ($.01 par value) of PSP16 (the "PSP16 Shares"), (ii) Common Stock Series A ($.01 par value) of PSP17 (the "PSP17 Shares"), (iii) Common Stock Series A ($.01 par value) of PSP18 (the "PSP18 Shares") and (iv) Common Stock Series A ($.01 par value) of PSP19 (the "PSP19 Shares") into cash and/or shares of Common Stock ($.10 par value) of PSI (the "PSI Shares") shall be as follows:

                     2.3.1 Cash Election. At the Effective Time, subject to Sections 2.6 and 6.8 hereof, each PSP16 Share, PSP17 Share, PSP18 Share and PSP19 Share as to which a cash election has been made in accordance with the provisions of Section 2.5 hereof and has not been revoked, relinquished or lost pursuant to Section 2.5 hereof (the "Cash Election Shares") shall be converted into and shall represent the right to receive $20.76, $19.63, $20.38 and $16.72, respectively, in cash (the "Cash
   Election Price"). As soon as practicable after the Effective Time, the registered holders of Cash Election Shares shall be paid the cash to which they are entitled hereunder in respect of such Cash Election Shares.

                     2.3.2 Share Exchange. At the Effective Time, subject to Sections 2.4, 2.5, 2.7 and 6.8 hereof, each PSP16 Share, PSP17 Share, PSP18 Share and PSP19 Share (other than Cash Election Shares and PSP16, PSP17, PSP18 and PSP19 Shares owned by PSI) shall be converted into that number of PSI Shares equal to, rounded to the nearest thousandth, the quotient (the "Conversion Number") derived by dividing $20.76, $19.63, $20.38 and $16.72, respectively, by the average of the per share closing prices on the New York Stock Exchange, Inc. (the "NYSE") of PSI Shares during the 20 consecutive trading days ending on the fifth trading day prior to the meeting of shareholders of PSP16, PSP17, PSP18 and PSP19, respectively, provided for in Section 6.2 hereof. If, prior to the Effective Time, PSI should split or combine the PSI Shares, or pay a stock dividend, the Conversion Number will be appropriately adjusted to reflect such action.

               2.4 No Fractional Shares. Notwithstanding any other term or provision of this Agreement, no fractional PSI Shares and no certificates or script therefor, or other evidence of ownership thereof, will be issued in the Mergers. In lieu of any such fractional share interests, each holder of PSP16, PSP17, PSP18 and PSP19 Shares who would otherwise be entitled to such fractional share will, upon surrender of the certificate representing such PSP16, PSP17, PSP18 and PSP19 Shares, receive a whole PSI Share if such fractional share to which such holder would otherwise have been entitled is .5 of an PSI Share or more, and such fractional share shall be disregarded if it represents less than .5 of an PSI Share; provided, however, that, such fractional share shall not be disregarded if such fractional share to which such holder would otherwise have been entitled represents .5 of 1% or more of the total number of PSI Shares such holder is entitled to receive in the Mergers. In such event, such holder shall be paid an amount in cash (without interest), rounded to the nearest $.01, determined by multiplying (i) the per share closing price on the NYSE of the PSI Shares at the Effective Time by (ii) the fractional interest.

               2.5 Procedure for Cash Election. At the time of the mailing of the Combined Proxy Statement and Prospectus provided for in Section 6.5 hereof, PSI will send to each holder of record of PSP16, PSP17, PSP18 and PSP19 Shares at the record date for PSP16, PSP17, PSP18 and PSP19 meetings of shareholders referred to in Section 6.2 hereof a cash election form (the "Form of Election") providing such holder with the option to elect to receive the Cash Election Price with respect to all or any portion of such holder's PSP16, PSP17, PSP18 or PSP19 Shares. Any such election to receive the cash payment contemplated by Section 2.3.1 hereof shall have been properly made only if American Stock Transfer & Trust Company (the "Depositary") shall have received at its designated office, by 5:00 p.m., New York time, on the last business day preceding the day of such meeting of shareholders, a Form of Election properly completed and accompanied by certificates for the shares to which such Form of Election relates (or an appropriate guarantee of delivery in a form and on terms satisfactory to
   PSI), as set forth in such Form of Election. Any Form of Election may be revoked by the person submitting the same to the Depositary only by written notice received by the Depositary prior to 5:00 p.m., New York time, on the last business day before the day of the meeting of shareholders referred to in Section 6.2 hereof. In addition, all Forms of Election shall automatically be revoked if the Depositary is notified in writing by the parties hereto that the Mergers have been abandoned. If a Form of Election is revoked pursuant to this Section 2.5, the certificate or certificates or any guarantee of delivery in respect of the PSP16, PSP17, PSP18 and PSP19 Shares to which such Form of Election relates shall be promptly returned to the person submitting the same to the Depositary. The Depositary may determine whether or not elections to receive cash have been properly made or revoked pursuant to this Section 2.5, and any such determination shall be conclusive and binding. If the Depositary determines that any election to receive cash was not properly or timely made, the PSP16, PSP17, PSP18 and PSP19 Shares covered thereby shall not be treated as Cash Election Shares, and shall be converted in the Mergers as provided in Section 2.3.2 hereof. The Depositary may, with the agreement of PSI, PSP16, PSP17, PSP18 and PSP19, establish such procedures, not inconsistent with this Section 2.5, as may be necessary or desirable to implement this Section 2.5.

               2.6   Procedure for Proration.

                     2.6.1 No Proration of PSP16 Shares. If the aggregate number of Cash Election Shares and Dissenting Shares (as defined below) of PSP16 is 20% or less than the number of PSP16 Shares outstanding as of the record date for the meeting of shareholders of PSP16 referred to in
   Section 6.2, then each Cash Election Share of PSP16 shall be converted in the Mergers into the right to receive the Cash Election Price for PSP16 Shares.

                     2.6.2 No Proration of PSP17 Shares. If the aggregate number of Cash Election Shares and Dissenting Shares (as defined below) of PSP17 is 20% or less than the number of PSP17 Shares outstanding as of the record date for the meeting of shareholders of PSP17 referred to in
   Section 6.2, then each Cash Election Share of PSP17 shall be converted in the Mergers into the right to receive the Cash Election Price for PSP17 Shares.

                     2.6.3 No Proration of PSP18 Shares. If the aggregate number of Cash Election Shares and Dissenting Shares (as defined below) of PSP18 is 20% or less than the number of PSP18 Shares outstanding as of the record date for the meeting of shareholders of PSP18 referred to in
   Section 6.2, then each Cash Election Share of PSP18 shall be converted in the Mergers into the right to receive the Cash Election Price for PSP18 Shares.

                     2.6.4 No Proration of PSP19 Shares. If the aggregate number of Cash Election Shares and Dissenting Shares (as defined below) of PSP19 is 20% or less than the number of PSP19 Shares outstanding as of the record date for the meeting of shareholders of PSP19 referred to in
   Section 6.2, then each Cash Election Share of PSP19 shall be converted in the Mergers into the right to receive the Cash Election Price for PSP19 Shares.

                     2.6.5 Proration of PSP16 Shares. If the aggregate number of Cash Election Shares and Dissenting Shares of PSP16 exceeds 20%, then each Cash Election Share of PSP16 shall be converted in the Mergers into the right to receive cash or into PSI Shares as follows: the number of Cash Election Shares of PSP16 owned by a holder of PSP16 Shares that shall be converted into the right to receive the Cash Election Price for PSP16 Shares shall equal the number obtained by multiplying (i) (A) 20% of outstanding PSP16 Shares less (B) the number of Dissenting Shares (as hereinafter defined) of PSP16, if any, by (ii) a fraction of which the numerator shall be the number of Cash Election Shares owned by such holder and the denominator shall be the aggregate number of Cash Election Shares of PSP16. The balance of such Cash Election Shares shall be converted into PSI Shares in accordance with the provisions of Section 2.3.2 hereof. Notwithstanding the foregoing, PSI, in its sole discretion, may allow Cash Election Shares of PSP16 to receive the Cash Election Price for PSP16 Shares even if the aggregate number of Cash Election Shares and Dissenting Shares of PSP16 exceeds 20% (but not 50%) of the number of PSP16 Shares outstanding as of the record date for the meeting of shareholders of PSP16 referred to in Section 6.2.

                     2.6.6 Proration of PSP17 Shares. If the aggregate number of Cash Election Shares and Dissenting Shares of PSP17 exceeds 20%, then each Cash Election Share of PSP17 shall be converted in the Mergers into the right to receive cash or into PSI Shares as follows: the number of Cash Election Shares of PSP17 owned by a holder of PSP17 Shares that shall be converted into the right to receive the Cash Election Price for PSP17 Shares shall equal the number obtained by multiplying (i) (A) 20% of outstanding PSP17 Shares less (B) the number of Dissenting Shares (as hereinafter defined) of PSP17, if any, by (ii) a fraction of which the numerator shall be the number of Cash Election Shares owned by such holder and the denominator shall be the aggregate number of Cash Election Shares of PSP17. The balance of such Cash Election Shares shall be converted into PSI Shares in accordance with the provisions of Section 2.3.2 hereof. Notwithstanding the foregoing, PSI, in its sole discretion, may allow Cash Election Shares of PSP17 to receive the Cash Election Price for PSP17 Shares even if the aggregate number of Cash Election Shares and Dissenting Shares of PSP17 exceeds 20% (but not 50%) of the number of PSP17 Shares outstanding as of the record date for the meeting of shareholders of PSP17 referred to in Section 6.2.

                     2.6.7 Proration of PSP18 Shares. If the aggregate number of Cash Election Shares and Dissenting Shares of PSP18 exceeds 20%, then each Cash Election Share of PSP18 shall be converted in the Mergers into the right to receive cash or into PSI Shares as follows: the number of Cash Election Shares of PSP18 owned by a holder of PSP18 Shares that shall be converted into the right to receive the Cash Election Price for PSP18 Shares shall equal the number obtained by multiplying (i) (A) 20% of outstanding PSP18 Shares less (B) the number of Dissenting Shares (as hereinafter defined) of PSP18, if any, by (ii) a fraction of which the numerator shall be the number of Cash Election Shares owned by such holder and the denominator shall be the aggregate number of Cash Election Shares of PSP18. The balance of such Cash Election Shares shall be converted into PSI Shares in accordance with the provisions of Section 2.3.2 hereof. Notwithstanding the foregoing, PSI, in its sole discretion, may allow Cash Election Shares of PSP18 to receive the Cash Election Price for PSP18 Shares even if the aggregate number of Cash Election Shares and Dissenting Shares of PSP18 exceeds 20% (but not 50%) of the number of PSP18 Shares outstanding as of the record date for the meeting of shareholders of PSP18 referred to in Section 6.2.

                     2.6.8 Proration of PSP19 Shares. If the aggregate number of Cash Election Shares and Dissenting Shares of PSP19 exceeds 20%, then each Cash Election Share of PSP19 shall be converted in the Mergers into the right to receive cash or into PSI Shares as follows: the number of Cash Election Shares of PSP19 owned by a holder of PSP19 Shares that shall be converted into the right to receive the Cash Election Price for PSP19 Shares shall equal the number obtained by multiplying (i) (A) 20% of outstanding PSP19 Shares less (B) the number of Dissenting Shares (as hereinafter defined) of PSP19, if any, by (ii) a fraction of which the numerator shall be the number of Cash Election Shares owned by such holder and the denominator shall be the aggregate number of Cash Election Shares of PSP19. The balance of such Cash Election Shares shall be converted into PSI Shares in accordance with the provisions of Section 2.3.2 hereof. Notwithstanding the foregoing, PSI, in its sole discretion, may allow Cash Election Shares of PSP19 to receive the Cash Election Price for PSP19 Shares even if the aggregate number of Cash Election Shares and Dissenting Shares of PSP19 exceeds 20% (but not 50%) of the number of PSP19 Shares outstanding as of the record date for the meeting of shareholders of PSP19 referred to in Section 6.2.

               2.7 Dissenting Shares. PSP16, PSP17, PSP18 and PSP19 Shares held by a holder who has demanded and perfected his right to an appraisal of such shares in accordance with Section 1300 et seq. of the GCLC and who has not effectively withdrawn or lost his right to appraisal ("Dissenting Shares") shall not be converted into or represent the right to receive cash and/or PSI Shares, but the holder thereof shall be entitled only to such rights as are granted by Section 1300 et seq. of the GCLC. Each holder of Dissenting Shares who becomes entitled to payment for PSP16, PSP17, PSP18 or PSP19 Shares pursuant to these provisions of the GCLC shall receive payment therefor from the Surviving Corporation in accordance therewith. If any holder of PSP16, PSP17, PSP18 or PSP19 Shares who demands appraisal in accordance with Section 1300 et seq. of the GCLC shall effectively withdraw with the consent of the Surviving Corporation or lose (through failure to perfect or otherwise) his right to appraisal with respect to PSP16, PSP17, PSP18 or PSP19 Shares, such PSP16, PSP17, PSP18 or PSP19 Shares shall automatically be converted into the right to receive PSI Shares pursuant to Section 2.3.2 hereof.

               2.8 PSI Shares Unaffected. The Mergers shall effect no change in any of the outstanding PSI Shares and no outstanding PSI Shares shall be converted or exchanged as a result of the Mergers, and no cash shall be exchangeable, and no securities shall be issuable, with respect thereto.

               2.9 Cancellation of Shares Held or Owned by Parties. At the Effective Time, any PSP16, PSP17, PSP18 and PSP19 Shares owned by PSI shall be cancelled and retired and no shares shall be issuable, and no cash shall be exchangeable, with respect thereto.

               2.10 Exchange of Certificates. After the Effective Time, each holder of a certificate theretofore evidencing outstanding PSP16, PSP17, PSP18 and PSP19 Shares which were converted into PSI Shares pursuant hereto, upon surrender of such certificate to The First National Bank of Boston (the "Exchange Agent") or such other agent or agents as shall be appointed by the Surviving Corporation, shall be entitled to receive a certificate representing the number of whole PSI Shares into which the PSP16, PSP17, PSP18 and PSP19 Shares theretofore represented by the certificate so surrendered shall have been converted as provided in
   Section 2.3.2 hereof and cash payment in lieu of fractional share interests, if any, as provided in Section 2.4 hereof. As soon as practicable after the Effective Time, the Exchange Agent will send a notice and a transmittal form to each holder of PSP16, PSP17, PSP18 and PSP19 Shares of record at the Effective Time whose stock shall have been converted into PSI Shares, advising such holder of the effectiveness of the Mergers and the procedure for surrendering to the Exchange Agent certificates evidencing PSP16, PSP17, PSP18 and PSP19 Shares in exchange for certificates evidencing PSI Shares.

               2.11 Status Until Surrendered. Until surrendered as provided in Section 2.10 hereof, each outstanding certificate which, prior to the Effective Time, represented PSP16, PSP17, PSP18 or PSP19 Shares (other than Cash Election Shares and Dissenting Shares, if any) will be deemed for all corporate purposes to evidence ownership of the number of whole PSI Shares into which the PSP16, PSP17, PSP18 or PSP19 Shares evidenced thereby were converted. However, until such outstanding certificates formerly evidencing PSP16, PSP17, PSP18 or PSP19 Shares are so surrendered, no dividend payable to holders of record of PSI Shares shall be paid to the holders of such outstanding certificates in respect of PSP16, PSP17, PSP18 or PSP19 Shares, but upon surrender of such certificates by such holders there shall be paid to such holders the amount of any dividends (without interest) theretofore paid with respect to such whole PSI Shares as of any record date on or subsequent to the Effective Time and the amount of any cash (without interest) payable to such holder in lieu of fractional share interests pursuant to Section 2.4 hereof.

               2.12 Transfer of Shares. After the Effective Time, there shall be no further registration of transfers of PSP16, PSP17, PSP18 and PSP19 Shares on the records of PSP16, PSP17, PSP18 and PSP19, respectively, and, if certificates formerly evidencing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates evidencing PSI Shares and cash in lieu of fractional share interests as herein provided.

               2.13 Conversion of Common Stock Series B and C. At the Effective Time, subject to Section 6.8 hereof, each share of (i) Common Stock Series B and C ($.01 par value) of PSP16, (ii) Common Stock Series B and C ($.01 par value) of PSP17, (iii) Common Stock Series B and C ($.01 par value) of PSP18 and (iv) Common Stock Series B and C ($.01 par value) of PSP19 (in each case, other than shares owned by PSI) shall be converted (or deemed to be converted) into that number of PSI Shares equal to, rounded to the nearest thousandth, the quotient derived by dividing $11.82, $10.26, $9.36 and $1.41, respectively, by the average per share closing prices on the NYSE of PSI Shares during the 20 consecutive trading days ending on the fifth trading day prior to the meeting of shareholders of PSP16, PSP17, PSP18 and PSP19, respectively, provided for in Section
   6.2 hereof. If, prior to the Effective Time, PSI should split or combine the PSI Shares, or pay a stock dividend, such conversion number will be appropriately adjusted to reflect such action. At the Effective Time, any Common Stock Series B and C of PSP16, PSP17, PSP18 and PSP19 owned by PSI shall be cancelled and retired and no shares shall be issuable with respect thereto.

         3.    Closing.

               3.1 Time and Place of Closing. If this Agreement is approved by the shareholders of PSP16, PSP17, PSP18 or PSP19, a meeting (the "Closing") shall take place as promptly as practicable thereafter at which the applicable parties will exchange certificates and other documents as required by this Agreement. Such Closing shall take place at such time and place as PSI may designate. The date of the Closing shall be referred to as the "Closing Date."

               3.2 Execution and Filing of Merger Agreement. At or before the Closing and after shareholder approval of PSP16, PSP17, PSP18 or PSP19, the applicable parties shall execute and deliver the Merger Agreements, together with the requisite Officers' Certificates, for filing with the California Secretary of State. The Merger Agreements, together with the requisite Officers' Certificates, shall be duly filed with the California Secretary of State in accordance with the GCLC as soon as practicable following the Closing.

         4. Representations, Warranties and Agreements of PSP16, PSP17, PSP18 and PSP19.

               4.1 Representations, Warranties and Agreements of PSP16. PSP16 represents, warrants and agrees with PSI that:

                     4.1.1 Authorization. Subject to approval of this Agreement by the shareholders of PSP16, (i) the execution, delivery and performance of this Agreement by PSP16 has been duly authorized and approved by all necessary corporate action of PSP16, and (ii) PSP16 has necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

                     4.1.2 Organization and Related Matters. PSP16 is a corporation duly organized, existing and in good standing under the laws of the State of California with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on the business, properties, results of operations or financial condition of PSP16. PSP16 has no direct or indirect equitable or beneficial interest in any other corporation other than PSCC, Inc.

                     4.1.3 Capital Stock. The authorized capital stock of PSP16 consists solely of (i) 4,983,209 shares of Common Stock Series A ($.01 par value), 2,962,348 of which were issued and outstanding as of April 9, 1997, (ii) 324,989 shares of Common Stock Series B ($.01 par value), 259,991.2 of which were issued and outstanding as of April 9, 1997 and (iii) 920,802 shares of Common Stock Series C ($.01 par value), all of which were issued and outstanding as of April 9, 1997. All of the issued and outstanding shares of Common Stock Series A, B and C of PSP16 have been duly and validly authorized and issued, and are fully paid and nonassessable. There are no options or agreements to which PSP16 is a party or by which it is bound calling for or requiring the issuance of any of PSP16's capital stock, except that the shares of Common Stock Series B and C are convertible into shares of Common Stock Series A in accordance with PSP16's Articles of Incorporation.

                     4.1.4 Consents and Approvals; No Violation. Assuming approval of the Mergers and of this Agreement by the shareholders of PSP16, neither the execution and delivery of this Agreement nor the consummation by PSP16 of the transactions contemplated hereby will:
   (i) conflict with or result in any breach of any provision of its Articles of Incorporation or Bylaws; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (C) the filing of the Merger Agreement(s) and Officers' Certificates pursuant to the GCLC and appropriate documents with the relevant authorities of other states in which PSP16 is authorized to do business, (D) in connection with any state or local tax which is attributable to the beneficial ownership of PSP16's real property, (E) as may be required by any applicable state securities or takeover laws, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSP16 or adversely affect the ability of PSP16 to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSP16 is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSP16 or adversely affect the ability of PSP16 to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this
   Section 4.1.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSP16 or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSP16 or adversely affect the ability of PSP16 to consummate the transactions contemplated hereby.

                     4.1.5 Litigation. There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSP16, threatened against PSP16 or involving any of its properties or assets.

                     4.1.6 SEC Reports. Since January 1, 1994, PSP16 has filed all forms, reports and documents with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the "PSP16 SEC Reports"). None of the PSP16 SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     4.1.7 Financial Statements. The financial statements included in the PSP16 SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of PSP16 as of their respective dates, and the results of operations of PSP16 for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                     4.1.8 Absence of Certain Changes or Events. Since January 1, 1997, the business of PSP16 has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect its properties, business or results of operations.

                     4.1.9 S-4 Registration Statement and Proxy Statement and Prospectus. None of the information supplied or to be supplied by PSP16 for inclusion or incorporation by reference in the S-4 Registration Statement or the Combined Proxy Statement and Prospectus
   (as such terms are defined in Section 6.5 hereof) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Combined Proxy Statement and Prospectus, at the time of the mailing of the Combined Proxy Statement and Prospectus and at the time of the meetings of the shareholders of PSP16, PSP17, PSP18 and PSP19, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                     4.1.10 Insurance. All material insurance of PSP16 is currently in full force and effect and PSP16 has reported all claims and occurrences to the extent required by such insurance.

                     4.1.11 Disclosure. The representations and warranties by PSP16 in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

               4.2 Representations, Warranties and Agreements of PSP17. PSP17 represents, warrants and agrees with PSI that:

                     4.2.1 Authorization. Subject to approval of this Agreement by the shareholders of PSP17, (i) the execution, delivery and performance of this Agreement by PSP17 has been duly authorized and approved by all necessary corporate action of PSP17, and (ii) PSP17 has necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

                     4.2.2 Organization and Related Matters. PSP17 is a corporation duly organized, existing and in good standing under the laws of the State of California with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on the business, properties, results of operations or financial condition of PSP17. PSP17 has no direct or indirect equitable or beneficial interest in any other corporation other than PSCC, Inc.

                     4.2.3 Capital Stock. The authorized capital stock of PSP17 consists solely of (i) 4,983,209 shares of Common Stock Series A ($.01 par value), 2,776,023 of which were issued and outstanding as of April 9, 1997, (ii) 324,989 shares of Common Stock Series B ($.01 par value), all of which were issued and outstanding as of April 9, 1997 and
   (iii) 920,802 shares of Common Stock Series C ($.01 par value), all of which were issued and outstanding as of April 9, 1997. All of the issued and outstanding shares of Common Stock Series A, B and C of PSP17 have been duly and validly authorized and issued, and are fully paid and nonassessable. There are no options or agreements to which PSP17 is a party or by which it is bound calling for or requiring the issuance of any of PSP17's capital stock, except that the shares of Common Stock Series B and C are convertible into shares of Common Stock Series A in accordance with PSP17's Articles of Incorporation.

                     4.2.4 Consents and Approvals; No Violation. Assuming approval of the Mergers and of this Agreement by the shareholders of PSP17, neither the execution and delivery of this Agreement nor the consummation by PSP17 of the transactions contemplated hereby will:
   (i) conflict with or result in any breach of any provision of its Articles of Incorporation or Bylaws; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (C) the filing of the Merger Agreement(s) and Officers' Certificates pursuant to the GCLC and appropriate documents with the relevant authorities of other states in which PSP17 is authorized to do business, (D) in connection with any state or local tax which is attributable to the beneficial ownership of PSP17's real property, (E) as may be required by any applicable state securities or takeover laws, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSP17 or adversely affect the ability of PSP17 to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSP17 is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSP17 or adversely affect the ability of PSP17 to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this
   Section 4.1.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSP17 or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSP17 or adversely affect the ability of PSP17 to consummate the transactions contemplated hereby.

                     4.2.5 Litigation. There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSP17, threatened against PSP17 or involving any of its properties or assets.

                     4.2.6 SEC Reports. Since January 1, 1994, PSP17 has filed all forms, reports and documents with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the "PSP17 SEC Reports"). None of the PSP17 SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     4.2.7 Financial Statements. The financial statements included in the PSP17 SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of PSP17 as of their respective dates, and the results of operations of PSP17 for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                     4.2.8 Absence of Certain Changes or Events. Since January 1, 1997, the business of PSP17 has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect its properties, business or results of operations.

                     4.2.9 S-4 Registration Statement and Combined Proxy Statement and Prospectus. None of the information supplied or to be supplied by PSP17 for inclusion or incorporation by reference in the S-4 Registration Statement or the Combined Proxy Statement and Prospectus (as such terms are defined in Section 6.5 hereof) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Combined Proxy Statement and Prospectus, at the time of the mailing of the Combined Proxy Statement and Prospectus and at the time of the meetings of the shareholders of PSP17, PSP16, PSP18 and PSP19, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                     4.2.10 Insurance. All material insurance of PSP17 is currently in full force and effect and PSP17 has reported all claims and occurrences to the extent required by such insurance.

                     4.2.11 Disclosure. The representations and warranties by PSP17 in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

               4.3 Representations, Warranties and Agreements of PSP18. PSP18 represents, warrants and agrees with PSI that:

                     4.3.1 Authorization. Subject to approval of this Agreement by the shareholders of PSP18, (i) the execution, delivery and performance of this Agreement by PSP18 has been duly authorized and approved by all necessary corporate action of PSP18, and (ii) PSP18 has necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

                     4.3.2 Organization and Related Matters. PSP18 is a corporation duly organized, existing and in good standing under the laws of the State of California with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on the business, properties, results of operations or financial condition of PSP18. PSP18 has no direct or indirect equitable or beneficial interest in any other corporation other than PSCC, Inc.

                     4.3.3 Capital Stock. The authorized capital stock of PSP18 consists solely of (i) 4,983,209 shares of Common Stock Series A ($.01 par value), 2,775,900 of which were issued and outstanding as of April 9, 1997, (ii) 324,989 shares of Common Stock Series B ($.01 par value), all of which were issued and outstanding as of April 9, 1997 and
   (iii) 920,802 shares of Common Stock Series C ($.01 par value), all of which were issued and outstanding as of April 9, 1997. All of the issued and outstanding shares of Common Stock Series A, B and C of PSP18 have been duly and validly authorized and issued, and are fully paid and nonassessable. There are no options or agreements to which PSP18 is a party or by which it is bound calling for or requiring the issuance of any of PSP18's capital stock, except that the shares of Common Stock Series B and C are convertible into shares of Common Stock Series A in accordance with PSP18's Articles of Incorporation.

                     4.3.4 Consents and Approvals; No Violation. Assuming approval of the Mergers and of this Agreement by the shareholders of PSP18, neither the execution and delivery of this Agreement nor the consummation by PSP18 of the transactions contemplated hereby will:
   (i) conflict with or result in any breach of any provision of its Articles of Incorporation or Bylaws; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (C) the filing of the Merger Agreement(s) and Officers' Certificates pursuant to the GCLC and appropriate documents with the relevant authorities of other states in which PSP18 is authorized to do business, (D) in connection with any state or local tax which is attributable to the beneficial ownership of PSP18's real property, (E) as may be required by any applicable state securities or takeover laws, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSP18 or adversely affect the ability of PSP18 to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSP18 is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSP18 or adversely affect the ability of PSP18 to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this
   Section 4.1.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSP18 or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSP18 or adversely affect the ability of PSP18 to consummate the transactions contemplated hereby.

                     4.3.5 Litigation. There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSP18, threatened against PSP18 or involving any of its properties or assets.

                     4.3.6 SEC Reports. Since January 1, 1994, PSP18 has filed all forms, reports and documents with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the "PSP18 SEC Reports"). None of the PSP18 SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     4.3.7 Financial Statements. The financial statements included in the PSP18 SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of PSP18 as of their respective dates, and the results of operations of PSP18 for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                     4.3.8 Absence of Certain Changes or Events. Since January 1, 1997, the business of PSP18 has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect its properties, business or results of operations.

                     4.3.9 S-4 Registration Statement and Combined Proxy Statement and Prospectus. None of the information supplied or to be supplied by PSP18 for inclusion or incorporation by reference in the S-4 Registration Statement or the Combined Proxy Statement and Prospectus (as such terms are defined in Section 6.5 hereof) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Combined Proxy Statement and Prospectus, at the time of the mailing of the Combined Proxy Statement and Prospectus and at the time of the meetings of the shareholders of PSP18, PSP16, PSP17 and PSP19, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                     4.3.10 Insurance. All material insurance of PSP18 is currently in full force and effect and PSP18 has reported all claims and occurrences to the extent required by such insurance.

                     4.3.11 Disclosure. The representations and warranties by PSP18 in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

               4.4 Representations, Warranties and Agreements of PSP19. PSP19 represents, warrants and agrees with PSI that:

                     4.4.1 Authorization. Subject to approval of this Agreement by the shareholders of PSP19, (i) the execution, delivery and performance of this Agreement by PSP19 has been duly authorized and approved by all necessary corporate action of PSP19, and (ii) PSP19 has necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

                     4.4.2 Organization and Related Matters. PSP19 is a corporation duly organized, existing and in good standing under the laws of the State of California with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on the business, properties, results of operations or financial condition of PSP19. PSP19 has no direct or indirect equitable or beneficial interest in any other corporation other than PSCC, Inc.

                     4.4.3 Capital Stock. The authorized capital stock of PSP19 consists solely of (i) 4,343,310 shares of Common Stock Series A ($.01 par value), 3,023,371 of which were issued and outstanding as of April 9, 1997, (ii) 283,224 shares of Common Stock Series B ($.01 par value), all of which were issued and outstanding as of April 9, 1997 and
   (iii) 802,466 shares of Common Stock Series C ($.01 par value), all of which were issued and outstanding as of April 9, 1997. All of the issued and outstanding shares of Common Stock Series A, B and C of PSP19 have been duly and validly authorized and issued, and are fully paid and nonassessable. There are no options or agreements to which PSP19 is a party or by which it is bound calling for or requiring the issuance of any of PSP19's capital stock, except that the shares of Common Stock Series B and C are convertible into shares of Common Stock Series A in accordance with PSP19's Articles of Incorporation.

                     4.4.4 Consents and Approvals; No Violation. Assuming approval of the Mergers and of this Agreement by the shareholders of PSP19, neither the execution and delivery of this Agreement nor the consummation by PSP19 of the transactions contemplated hereby will:
   (i) conflict with or result in any breach of any provision of its Articles of Incorporation or Bylaws; (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (C) the filing of the Merger Agreement(s) and Officers' Certificates pursuant to the GCLC and appropriate documents with the relevant authorities of other states in which PSP19 is authorized to do business, (D) in connection with any state or local tax which is attributable to the beneficial ownership of PSP19's real property, (E) as may be required by any applicable state securities or takeover laws, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSP19 or adversely affect the ability of PSP19 to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSP19 is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSP19 or adversely affect the ability of PSP19 to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this
   Section 4.1.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSP19 or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSP19 or adversely affect the ability of PSP19 to consummate the transactions contemplated hereby.

                     4.4.5 Litigation. There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSP19, threatened against PSP19 or involving any of its properties or assets.

                     4.4.6 SEC Reports. Since January 1, 1994, PSP19 has filed all forms, reports and documents with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the "PSP19 SEC Reports"). None of the PSP19 SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     4.4.7 Financial Statements. The financial statements included in the PSP19 SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of PSP19 as of their respective dates, and the results of operations of PSP19 for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

                     4.4.8 Absence of Certain Changes or Events. Since January 1, 1997, the business of PSP19 has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect its properties, business or results of operations.

                     4.4.9 S-4 Registration Statement and Combined Proxy Statement and Prospectus. None of the information supplied or to be supplied by PSP19 for inclusion or incorporation by reference in the S-4 Registration Statement or the Combined Proxy Statement and Prospectus (as such terms are defined in Section 6.5 hereof) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Combined Proxy Statement and Prospectus, at the time of the mailing of the Combined Proxy Statement and Prospectus and at the time of the meetings of the shareholders of PSP19, PSP16, PSP17 and PSP18, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                     4.4.10 Insurance. All material insurance of PSP19 is currently in full force and effect and PSP19 has reported all claims and occurrences to the extent required by such insurance.

                     4.4.11 Disclosure. The representations and warranties by PSP19 in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         5. Representations, Warranties and Agreements of PSI. PSI hereby represents, warrants and agrees with PSP16, PSP17, PSP18 and PSP19 that:

               5.1 Authorization. The execution, delivery and performance of this Agreement by PSI have been duly authorized and approved by all necessary corporate action of PSI, and PSI has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby.

               5.2 Organization and Related Matters. PSI is a corporation duly organized, existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as and where now owned, leased, operated or carried on, as the case may be; and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business carried on by it requires such qualification and where the failure to so qualify would have a material adverse effect on the business, properties, results of operations or financial condition of PSI.

               5.3 Capital Stock. The authorized capital stock of PSI consists solely of (i) 200,000,000 shares of Common Stock ($.10 par value), 93,041,461 of which were issued and outstanding as of March 31, 1997, (ii) 7,000,000 shares of Class B Common Stock ($.10 par value), all of which were issued and outstanding as of March 31, 1997,
   (iii) 50,000,000 shares of Preferred Stock ($.10 par value), 13,396,764 of which were issued and outstanding as of March 31, 1997 and
   (iv) 200,000,000 shares of Equity Stock ($.01 par value), none of which were issued and outstanding at March 31, 1997. All of the issued and outstanding shares of Common Stock, Class B Common Stock and Preferred Stock of PSI have been duly and validly authorized and issued, and are fully paid and nonassessable. The issuance of the PSI Shares in the Mergers has been duly and validly authorized and, when issued and delivered as provided in this Agreement, the PSI Shares will have been duly and validly issued, fully paid and nonassessable; and the shareholders of PSI have no preemptive rights with respect to any shares of capital stock of PSI.

               5.4 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement nor the consummation by PSI of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of its Articles of Incorporation or Bylaws;
   (ii) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the applicable requirements, if any, of the HSR Act, (B) pursuant to the applicable requirements of the federal securities laws and the rules and regulations promulgated thereunder, (C) the filing of the Merger Agreements and Officers' Certificates pursuant to the GCLC and appropriate documents with the relevant authorities of other states in which PSI is authorized to do business, (D) in connection with any state or local tax which is attributable to the beneficial ownership of the real property of PSP16, PSP17, PSP18 and PSP19, (E) as may be required by any applicable state securities or takeover laws, or (F) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a material adverse effect on PSI or adversely affect the ability of PSI to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, mortgage, agreement or other instrument or obligation to which PSI is a party or any of its properties or assets may be bound, except for such violations, breaches and defaults which, in the aggregate, would not have a material adverse effect on PSI or adversely affect the ability of PSI to consummate the transactions contemplated hereby; or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this Section 5.4 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to PSI or its properties or assets, except for violations which would not in the aggregate have a material adverse effect on PSI or adversely affect the ability of PSI to consummate the transactions contemplated hereby.

               5.5 Litigation. There is no litigation, proceeding or governmental investigation which, individually or in the aggregate, is or may be material and adverse, pending or, to the knowledge of PSI, threatened against PSI or involving any of its properties or assets.

               5.6 SEC Reports. Since January 1, 1994, PSI has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the rules and regulations promulgated by the SEC thereunder, all of which complied in all material respects with all applicable requirements of the federal securities laws and such rules and regulations (collectively, the "PSI SEC Reports").
   None of the PSI SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               5.7 Financial Statements. The financial statements included in PSI's SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of PSI as of their respective dates, and the results of operations of PSI for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

               5.8 Absence of Certain Changes or Events. Since January 1, 1997, the business of PSI has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, results of operations or financial condition, or any damage or destruction in the nature of a casualty loss, whether covered by insurance or not, that would materially and adversely affect its properties, business or results of operations.

               5.9 S-4 Registration Statement and Combined Proxy Statement and Prospectus. None of the information supplied or to be supplied by PSI for inclusion or incorporation by reference in the S-4 Registration Statement or the Combined Proxy Statement and Prospectus (as those terms are defined in Section 6.5 hereof) will (i) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Combined Proxy Statement and Prospectus, at the time of the mailing of the Combined Proxy Statement and Prospectus and at the time of the meetings of the shareholders of PSP16, PSP17, PSP18 and PSP19, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

               5.10 Insurance. All material insurance of PSI is currently in full force and effect and PSI has reported all claims and occurrences to the extent required by such insurance.

               5.11 Disclosure. The representations and warranties by PSI in this Agreement and any certificate or document delivered by it pursuant hereto do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         6.    Covenants and Agreements.

               6.1 Ordinary Course. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, each of PSI, PSP16, PSP17, PSP18 and PSP19 will carry on its business in the ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to: (a) preserve intact its present business, organization and goodwill, (b) maintain all permits, licenses and authorizations required by applicable laws, and (c) keep available the services of its present employees and preserve its relationships with customers, suppliers, lenders, lessors, governmental entities and others having business or regulatory dealings with it. PSP16, PSP17, PSP18 and PSP19 will not issue any capital stock or debt securities convertible into capital stock. PSI, PSP16, PSP17, PSP18 and PSP19 will promptly notify the others of any event or occurrence not in the ordinary and usual course of business or which may have a material adverse effect on the properties or financial condition of such party.

               6.2 Meetings of Shareholders. PSP16, PSP17, PSP18 and PSP19 will take all action necessary in accordance with applicable law to convene a meeting of its shareholders as promptly as practicable to consider and vote upon approval of this Agreement, it being understood that the principal terms of the Agreement must be approved by (i) in the case of PSP16, the affirmative vote of a majority of the outstanding shares of Common Stock Series A, B and C of PSP16, counted together as a single class with the shares of Common Stock Series B and C voted with the holders of a majority of the unaffiliated shares of Common Stock Series A;
   (ii) in the case of PSP17, the affirmative vote of a majority of the outstanding shares of Common Stock Series A, B and C of PSP17, counted together as a single class with the shares of Common Stock Series B and C voted with the holders of a majority of the unaffiliated shares of Common Stock Series A; (iii) in the case of PSP18, the affirmative vote of a majority of the outstanding shares of Common Stock Series A, B and C of PSP18, counted together as a single class with the shares of Common Stock Series B and C voted with the holders of a majority of the unaffiliated shares of Common Stock Series A; and (iv) in the case of PSP19, the affirmative vote of a majority of the outstanding shares of Common Stock Series A, B and C of PSP19, counted together as a single class with the shares of Common Stock Series B and C voted with the holders of a majority of the unaffiliated shares of Common Stock Series A.

               6.3 Tax Reporting. Each of PSI, PSP16, PSP17, PSP18 and PSP19 agrees to report the Mergers for federal and state income tax purposes, as a reorganization of the type described in Section
   368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

               6.4 Acquisition Proposals. PSP16, PSP17, PSP18 and PSP19 will not initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, share exchange or similar transaction involving PSP16, PSP17, PSP18 or PSP19, or any purchase of all or any significant portion of either of their assets, or any equity interest in either of them, other than the transactions contemplated hereby (an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal; provided, however, that the respective Board of Directors on behalf of PSP16, PSP17, PSP18 or PSP19 may furnish or cause to be furnished information and may participate in such discussions and negotiations through its representatives with persons who have sought the same if the failure to provide such information or participate in such negotiations and discussions might cause the members of the Board of Directors of PSP16, PSP17, PSP18 or PSP19 to breach their fiduciary duty to the shareholders of the respective corporation under applicable law as advised by counsel. PSP16, PSP17, PSP18 and PSP19 will notify PSI immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with PSP16, PSP17, PSP18 or PSP19, and will keep PSI informed of the status and terms of any such proposals and any such negotiations or discussions.

               6.5 Registration and Proxy Statements. PSP16, PSP17, PSP18 and PSP19 will promptly prepare and file with the SEC a combined preliminary proxy statement in connection with the vote of shareholders of PSP16, PSP17, PSP18 and PSP19 with respect to the Mergers. PSI will, as promptly as practicable, prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing a combined proxy statement/prospectus, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of the PSI Shares to be issued to holders of PSP16, PSP17, PSP18 and PSP19 Shares in the Mergers (such combined proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms to be mailed to the shareholders of PSP16, PSP17, PSP18 and PSP19, being herein called the "Combined Proxy Statement and Prospectus"). PSI, PSP16, PSP17, PSP18 and PSP19 will use their best efforts to have or cause the S-4 Registration Statement to be declared effective as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and PSP16, PSP17, PSP18 and PSP19 will each use its best efforts to cause the Combined Proxy Statement and Prospectus to be mailed to its respective shareholders at the earliest practicable date. PSP16, PSP17, PSP18 and PSP19 agree that if at any time prior to the Effective Time any event with respect to PSP16, PSP17, PSP18 and PSP19, respectively, should occur which is required to be described in an amendment of, or a supplement to, the Combined Proxy Statement and Prospectus or the S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of PSP16, PSP17, PSP18 and PSP19 and (ii) the Combined Proxy Statement and Prospectus will (with respect to PSP16, PSP17, PSP18 and PSP19) comply as to form in all material respects with the requirements of the federal securities laws. PSI agrees that (i) if at any time prior to the Effective Time any event with respect to PSI should occur which is required to be described in an amendment of, or a supplement to, the Combined Proxy Statement and Prospectus or the S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of PSP16, PSP17, PSP18 and PSP19 and (ii) the Combined Proxy Statement and Prospectus will (with respect to PSI) comply as to form in all material respects with the requirements of the federal securities laws.

               6.6 Best Efforts. Each of PSI, PSP16, PSP17, PSP18 and PSP19 shall: (i) promptly make its respective filings and thereafter make any other required submissions under all applicable laws with respect to the Mergers and the other transactions contemplated hereby; and (ii) use its best efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

               6.7 Registration and Listing of PSI Shares. PSI will use its best efforts to register the PSI Shares under the applicable provisions of the Securities Act and to cause the PSI Shares to be listed for trading on the NYSE upon official notice of issuance.

               6.8   Distributions.

                     6.8.1 PSP16 Distributions. PSP16 will not, at any time prior to the Effective Time, declare or pay any cash distribution on its capital stock or make any other distribution of assets to its shareholders, except (i) regular quarterly dividends on its Common Stock at a quarterly rate not in excess of $.27 per share, (ii) distributions to shareholders of record immediately prior to the Effective Time in an aggregate amount equal to the amount by which the estimated Net
   Asset Value of PSP16 (as defined below) allocable to the respective shareholders as of the Effective Time exceeds $20.76 per share in the case of the PSP16 Shares and $11.82 per share in the case of the PSP16 Common Stock Series B and C and (iii) pre-Mergers cash distributions required to satisfy PSP16's REIT distribution requirements (the number of PSI Shares issued in the Mergers and the amount receivable upon Cash Elections would be reduced on a pro rata basis in an aggregate amount equal to such additional distributions). For this purpose, the Net Asset Value of PSP16 is the sum of (a) the fair market value of PSP16's real estate assets as determined by appraisal by Charles R. Wilson & Associates, Inc. as of March 17, 1997, and (b) the book value of PSP16's non-real estate assets as of the date of determination, and less (c) PSP16's liabilities as of the date of determination. The determination of book value and liabilities shall be from PSP16's financial statements prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods.

                     6.8.2 PSP17 Distributions. PSP17 will not, at any time prior to the Effective Time, declare or pay any cash distribution on its capital stock or make any other distribution of assets to its shareholders, except (i) regular quarterly dividends on its Common Stock at a quarterly rate not in excess of $.31 per share, (ii) distributions to shareholders of record immediately prior to the Effective Time in an aggregate amount equal to the amount by which the estimated Net
   Asset Value of PSP17 (as defined below) allocable to the respective shareholders as of the Effective Time exceeds $19.63 per share in the case of the PSP17 Shares and $10.26 per share in the case of the PSP17 Common Stock Series B and C and (iii) pre-Mergers cash distributions required to satisfy PSP17's REIT distribution requirements (the number of PSI Shares issued in the Mergers and the amount receivable upon Cash Elections would be reduced on a pro rata basis in an aggregate amount equal to such additional distributions). For this purpose, the Net Asset Value of PSP17 is the sum of (a) the fair market value of PSP17's real estate assets as determined by appraisal by Charles R. Wilson & Associates, Inc. as of March 17, 1997, and (b) the book value of PSP17's non-real estate assets as of the date of determination, and less (c) PSP17's liabilities as of the date of determination. The determination of book value and liabilities shall be from PSP17's financial statements prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods.

                     6.8.3 PSP18 Distributions. PSP18 will not, at any time prior to the Effective Time, declare or pay any cash distribution on its capital stock or make any other distribution of assets to its shareholders, except (i) regular quarterly dividends on its Common Stock at a quarterly rate not in excess of $.30 per share, (ii) distributions to shareholders of record immediately prior to the Effective Time in an aggregate amount equal to the amount by which the estimated Net
   Asset Value of PSP18 (as defined below) allocable to the respective shareholders as of the Effective Time exceeds $20.38 per share in the case of the PSP18 Shares and $9.36 per share in the case of the PSP18 Common Stock Series B and C and (iii) pre-Mergers cash distributions required to satisfy PSP18's REIT distribution requirements (the number of PSI Shares issued in the Mergers and the amount receivable upon Cash Elections would be reduced on a pro rata basis in an aggregate amount equal to such additional distributions). For this purpose, the Net Asset Value of PSP18 is the sum of (a) the fair market value of PSP18's real estate assets as determined by appraisal by Charles R. Wilson & Associates, Inc. as of March 17, 1997, and (b) the book value of PSP18's non-real estate assets as of the date of determination, and less (c) PSP18's liabilities as of the date of determination. The determination of book value and liabilities shall be from PSP18's financial statements prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods.

                     6.8.4 PSP19 Distributions. PSP19 will not, at any time prior to the Effective Time, declare or pay any cash distribution on its capital stock or make any other distribution of assets to its shareholders, except (i) regular quarterly dividends on its Common Stock at a quarterly rate not in excess of $.18 per share, (ii) distributions to shareholders of record immediately prior to the Effective Time in an aggregate amount equal to the amount by which the estimated Net
   Asset Value of PSP19 (as defined below) allocable to the respective shareholders as of the Effective Time exceeds $16.72 per share in the case of the PSP19 Shares and $1.41 per share in the case of the PSP19 Common Stock Series B and C and (iii) pre-Mergers cash distributions required to satisfy PSP19's REIT distribution requirements (the number of PSI Shares issued in the Mergers and the amount receivable upon Cash Elections would be reduced on a pro rata basis in an aggregate amount equal to such additional distributions). For this purpose, the Net Asset Value of PSP19 is the sum of (a) the fair market value of PSP19's real estate assets as determined by appraisal by Charles R. Wilson & Associates, Inc. as of March 17, 1997, and (b) the book value of PSP19's non-real estate assets as of the date of determination, and less (c) PSP19's liabilities as of the date of determination. The determination of book value and liabilities shall be from PSP19's financial statements prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods.

         7.    Conditions.

               7.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of each of the following conditions, any or all of which may be waived in whole or in part, to the extent permitted by applicable law:

                     7.1.1 PSP16, PSP17, PSP18 and PSP19 Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been duly approved by the shareholders of PSP16, PSP17, PSP18 and PSP19 as contemplated by Section 6.2.

                     7.1.2  Governmental and Regulatory Consents.   All
   filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including the expiration of the waiting period requirements of the HSR Act) shall have been made or obtained (as the case may be) without material restrictions, except where the failure to obtain such consents, approvals, permits and authorizations could not reasonably be expected to have a material adverse effect on PSI, PSP16, PSP17, PSP18 or PSP19.

                     7.1.3 Litigation. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) or taken any action which prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that the party invoking this condition shall use its best efforts to have any such judgment, decree, injunction or other order vacated.

                     7.1.4 Registration Statement. The S-4 Registration Statement shall have been declared effective and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under federal and state securities laws relating to the issuance or trading of the PSI Shares shall have been received.

                     7.1.5 Listing of PSI Shares on NYSE. The PSI Shares shall have been approved for listing on the NYSE upon official notice of issuance.

                     7.1.6 Fairness Opinion. The Boards of Directors of PSP16, PSP17, PSP18 and PSP19 shall have received the opinion of Robert A. Stanger & Co., Inc. in form and substance satisfactory to them to the effect that the consideration to be received by the shareholders of PSP16, PSP17, PSP18 and PSP19 in the Mergers is fair to such shareholders from a financial point of view, and such opinion shall not have been withdrawn or revoked.

                     7.1.7 Tax Opinion. The Boards of Directors of PSI, PSP16, PSP17, PSP18 and PSP19 shall have received a legal opinion of Hogan & Hartson that the Merger will qualify as a tax-free reorganization under
   Section 368(a) of the Internal Revenue Code of 1986, as amended.

                     7.1.8 PSI Board Approval. This Agreement and the transactions contemplated hereby shall have been duly approved by the Board of Directors of PSI.

               7.2 Conditions to Obligations of PSI. The obligations of PSI to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by PSI to the extent permitted by applicable law:

                     7.2.1 Accuracy of Representations; Performance of Agreements. Each of the representations and warranties of PSP16, PSP17, PSP18 and PSP19 contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSP16, PSP17, PSP18 and PSP19 shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

                     7.2.2 Certificate of Officers. PSI shall have received such certificates of officers of PSP16, PSP17, PSP18 and PSP19 as PSI may reasonably request in connection with the Closing, including upon request a certificate satisfactory to it of the Chief Executive Officer and the Chief Financial Officer of PSP16, PSP17, PSP18 and PSP19, to the effect that, to the best of their knowledge, all representations and warranties of PSP16, PSP17, PSP18 and PSP19 contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and PSP16, PSP17, PSP18 and PSP19 have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing.

                     7.2.3 Title to Properties; Environmental Audits. PSI in its sole discretion shall be satisfied as to the status of title to (including the existence and effect of liens and encumbrances), and the results of an environmental audit of, each of the real properties owned by PSP16, PSP17, PSP18 and PSP19.

                     7.2.4 Trading Price of PSI Shares. The average of the per share closing prices of the PSI Shares on the NYSE during the 20 consecutive trading days ending on the fifth trading day prior to the meeting of shareholders of PSP16, PSP17, PSP18 and PSP19 provided for in
   Section 6.2 hereof (the "Average PSI Share Price") shall be not less than
   $26.

                     7.2.5 Dissenting Shares. The number of Dissenting Shares shall be less than 5% of the outstanding PSP16 Shares in the case of PSP16, less than 5% of the outstanding PSP17 Shares in the case of PSP17, less than 5% of the outstanding PSP18 Shares in the case of PSP18 and less than 5% of the outstanding PSP19 Shares in the case of PSP19.

               7.3 Conditions to Obligations of PSP16, PSP17, PSP18 and PSP19. The obligations of PSP16, PSP17, PSP18 and PSP19 to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, which may be waived in whole or in part by PSP16, PSP17, PSP18 and PSP19 to the extent permitted by applicable law.

                     7.3.1 Accuracy of Representations; Performance of Agreements. Each of the representations and warranties of PSI contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date) and PSI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

                     7.3.2 Certificate of Officers. PSP16, PSP17, PSP18 and PSP19 shall have received such certificates of officers of PSI as PSP16, PSP17, PSP18 and PSP19 may reasonably request in connection with the Closing, including upon request a certificate satisfactory to them of the Chief Executive Officer and the Chief Financial Officer of PSI, to the effect that, to the best of their knowledge, all representations and warranties of PSI contained in this Agreement are true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and PSI has performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing.

               7.4 Separate Mergers. The merger of PSP16 into PSI, the merger of PSP17 into PSI, the merger of PSP18 into PSI and the merger of PSP19 into PSI are not conditioned on the others. If the conditions to one of the Mergers are satisfied or waived, such merger will be consummated on the terms provided in this Agreement, notwithstanding that the conditions to the other Merger have not been satisfied or waived.

         8.    Termination.

               8.1 Termination by Mutual Consent. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after shareholder approval, by the mutual written consent of PSI, PSP16, PSP17, PSP18 or PSP19.

               8.2 Termination by PSI, PSP16, PSP17, PSP18 or PSP19. This Agreement may be terminated and the Mergers may be abandoned by action of the Board of Directors of PSI, PSP16, PSP17, PSP18 or PSP19 if (i) the Mergers shall not have been consummated by March 31, 1998 (provided that the right to terminate this Agreement under this Section 8.2(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Mergers to occur on or before such date); (ii) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Mergers and such order, decree, ruling or other action shall have become final and nonappealable; or (iii) (A) the shareholders of PSP16, in the case of the merger of PSP16 into PSI, (B) the shareholders of PSP17, in the case of the merger of PSP17 into PSI, (C) the shareholders of PSP18, in the case of the merger of PSP18 into PSI or
   (D) the shareholders of PSP19, in the case of the merger of PSP19 into PSI, shall have failed to approve this Agreement and the transactions contemplated hereby at their respective meetings of shareholders.

               8.3 Termination by PSI. This Agreement may be terminated by PSI, and the Mergers may be abandoned at any time prior to the Effective Time, as to the defaulting party if (i) PSP16, PSP17, PSP18 or PSP19 shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to such party of such failure to comply, or (ii) any representation or warranty of PSP16, PSP17, PSP18 or PSP19 contained in this Agreement shall not be true in all material respects when made, which inaccuracy or breach (if capable of cure) has not been cured within five business days following notice to such party of the inaccuracy or breach, or on and as of the Closing as if made on and as of the Closing Date.

               8.4 Termination by PSP16, PSP17, PSP18 or PSP19. This Agreement may be terminated by PSP16, PSP17, PSP18 or PSP19 and the Mergers may be abandoned at any time prior to the Effective Time, before or after shareholder approval, if (i) PSI shall have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement to be complied with or performed by PSI at or prior to such date of termination, which failure to comply has not been cured within five business days following notice to PSI of such failure to comply, or (ii) any representation or warranty of PSI contained in this Agreement shall not be true in all material respects when made, which inaccuracy or beach (if capable of cure) has not been cured within five business days following notice to PSI of the inaccuracy or breach, or on and as of the Closing as if made on and as of the Closing Date.

               8.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Mergers pursuant to this Section 8, no party (or any directors, officers, employees, agents or representatives of any party) shall have any liability or further obligation to any other party or any person who controls a party within the meaning of the Securities Act, except as provided in Section 9.1 and except that nothing herein will relieve any party from liability for any breach of this Agreement.

         9.    Miscellaneous.

               9.1 Payment of Expenses. If the Mergers are consummated, the Surviving Corporation shall pay all the expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. If the Mergers are not consummated, each of PSI, PSP16, PSP17, PSP18 and PSP19 shall pay its own expenses, except that any expenses incurred in connection with the printing of the S-4 Registration Statement and the Combined Proxy Statement and Prospectus, the real estate appraisals and environmental audits of the properties of PSP16, PSP17, PSP18 and PSP19 and preparation for real estate closings, and any filing fees under the HSR Act, the Securities Act and the Securities Exchange Act of 1934, as amended shall be paid 50% by PSI and the balance by PSP16, PSP17, PSP18 and PSP19 in equal shares.

               9.2 Survival of Representations, Warranties and Covenants. The respective representations and warranties of PSI, PSP16, PSP17, PSP18 and PSP19 contained herein or in any certificate or document delivered pursuant hereto shall expire with and be terminated and extinguished by the effectiveness of the Mergers and shall not survive the Effective Time. The sole right and remedy arising from a misrepresentation or breach of warranty, or from the failure of any of the conditions to be met, shall be the termination of this Agreement by the other party. This Section 9.2 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Effective Time.

               9.3 Modification or Amendment. The parties may modify or amend this Agreement by written agreement authorized by the Boards of Directors and executed and delivered by officers of the respective parties; provided, however, that after approval of this Agreement by the shareholders of a party, no amendment shall be made which changes any of the principal terms of the Mergers or this Agreement, without the approval of such shareholders.

               9.4 Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Mergers are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

               9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

               9.6 Interpretation. This Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. Each of the capitalized terms defined in this Agreement shall, for all purposes of this Agreement (and whether defined in the plural and used in the singular, or vice versa), have the respective meaning assigned to such term in the Section in which such meaning is set forth. References in this Agreement to "parties" or a "party" refer to parties to this Agreement unless expressly indicated otherwise. At each place in this Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. "Including" means "including without limitation."

               9.7 Headings. The descriptive headings contained in the Sections and subsections of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               9.8 Parties in Interest. This Agreement, and the rights, interests and obligations created by this Agreement, shall bind and inure to the benefit of the parties and their respective successors and permitted assigns, and shall confer no right, benefit or interest upon any other person, including shareholders of the respective parties.

               9.9 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by U.S. mail, postage prepaid, addressed as follows or such other address as the party to be notified has furnished in writing by a notice given in accordance with this Section 9.9:

                     If to PSI:

                     Public Storage, Inc.
                     701 Western Avenue, Suite 200
                     Glendale, California 91201-2397
                     Attention:  Harvey Lenkin
                             President

                     If to PSP16:

                     Public Storage Properties XVI, Inc.
                     701 Western Avenue, Suite 200
                     Glendale, California 91201-2397
                     Attention:  B. Wayne Hughes
                             Chief Executive Officer

                     If to PSP17:

                     Public Storage Properties XVII, Inc.
                     701 Western Avenue, Suite 200
                     Glendale, California 91201-2397
                     Attention:  B. Wayne Hughes
                             Chief Executive Officer

                     If to PSP18:

                     Public Storage Properties XVIII, Inc.
                     701 Western Avenue, Suite 200
                     Glendale, California 91201-2397
                     Attention:  B. Wayne Hughes
                             Chief Executive Officer

                     If to PSP19:

                     Public Storage Properties XIX, Inc.
                     701 Western Avenue, Suite 200
                     Glendale, California 91201-2397
                     Attention:  B. Wayne Hughes
                             Chief Executive Officer

   Any such notice or communication shall be deemed given as of the date of delivery, if delivered personally, or on the second day after deposit with the U.S. Postal Service, if sent by U.S. mail.

               9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement.

               9.11 Assignment. No rights, interests or obligations of either party under this Agreement may be assigned or delegated without the prior written consent of the other party.

               9.12 Entire Agreement. This Agreement, including the Merger Agreement, embodies the entire agreement and understanding between the parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations, representations and discussions, whether written or oral.

               9.13 Severable Provisions. If any of the provisions of this Agreement may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

               9.14 Further Action. If at any time after the Effective Time, the Surviving Corporation shall determine that any assignments, transfers, deeds or other assurances are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of PSP16, PSP17, PSP18 or PSP19, the officers of any Constituent Corporation are fully authorized in the name of PSP16, PSP17, PSP18 or PSP19 or otherwise to execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                        PUBLIC STORAGE, INC.

                                        By: /s/ HARVEY LENKIN
                                            ----------------------------
                                            Harvey Lenkin
                                            President

                                        PUBLIC STORAGE PROPERTIES XVI, INC.

                                        By: /s/ B. WAYNE HUGHES
                                            ----------------------------
                                            B. Wayne Hughes
                                            Chief Executive Officer

                                        PUBLIC STORAGE PROPERTIES XVII, INC.

                                        By: /s/ B. WAYNE HUGHES
                                            ----------------------------
                                            B. Wayne Hughes
                                            Chief Executive Officer

                                        PUBLIC STORAGE PROPERTIES XVIII, INC.

                                        By: /s/ B. WAYNE HUGHES
                                            ----------------------------
                                            B. Wayne Hughes
                                            Chief Executive Officer

                                        PUBLIC STORAGE PROPERTIES XIX, INC.

                                        By: /s/ B. WAYNE HUGHES
                                            ----------------------------
                                            B. Wayne Hughes
                                            Chief Executive Officer

                                                                  Exhibit A

                              AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER ("Agreement") is entered into as of this _____ day of _______________, 1997, by and between PUBLIC STORAGE, INC., a California corporation ("PSI"), and [PUBLIC STORAGE PROPERTIES XVI, INC., a California corporation ("PSP16"), PUBLIC STORAGE PROPERTIES XVII, INC., a California corporation ("PSP17"), PUBLIC STORAGE PROPERTIES XVIII, INC., a California corporation ("PSP18") and PUBLIC STORAGE PROPERTIES XIX, INC., a California corporation ("PSP19")], with reference to the following:

         A. PSI was incorporated in 1980 under the laws of California, and on the date hereof its authorized capital stock consists of 200,000,000 shares of Common Stock, $.10 par value (the "PSI Shares"), ___________ of which are issued and outstanding, 7,000,000 shares of Class B Common Stock, $.10 par value, all of which are issued and outstanding, 50,000,000 shares of Preferred Stock, $.01 par value, ___________ of which are issued and outstanding and 200,000,000 shares of Equity Stock, $.01 par value, none of which are issued and outstanding.

         B. __________ was incorporated in 1990 under the laws of California, and on the date hereof has outstanding __________ shares of Common Stock Series A, $.01 par value (the "_____ Shares"), _________ shares of Common Stock Series B and _________ shares of Common Stock Series C.

         C. PSI, PSP16, PSP17, PSP18 and PSP19 have entered into an Agreement and Plan of Reorganization dated as of _______________, 1997 (the "Plan"), setting forth certain representations, warranties, conditions and agreements pertaining to the Merger (as defined below).

         D. The Boards of Directors of PSI and __________ have approved the Plan and this Agreement of Merger, and the requisite shareholder approval has been obtained.

         NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

               1.1 The Merger. At the Effective Time (as defined below), __________ will be merged with and into PSI (the "Merger") and PSI shall be the surviving corporation. PSI and __________ are sometimes collectively referred to herein as the "Constituent Corporations" and PSI, as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation."

               1.2 Effective Time. The Merger shall become effective at the time at which this Agreement, together with the requisite Officers' Certificates of PSI and __________, are filed with the California Secretary of State (the "Effective Time").

               1.3   Effect of the Merger.  At the Effective Time:

                     (a) The separate corporate existence of __________ shall cease and the Surviving Corporation shall thereupon succeed, without other transfer, to all the rights and property of __________ and shall be subject to all the debts and liabilities of __________ in the same manner as if the Surviving Corporation had itself incurred them; all rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired, provided that such liens upon property of __________ shall be limited to the property affected thereby immediately prior to the Effective Time; and any action or proceeding pending by or against __________ may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

                     (b) The Articles of Incorporation and the Bylaws of PSI, as then amended, shall continue to be the Articles of Incorporation and the Bylaws of the Surviving Corporation until changed as provided by law and their respective provisions.

                     (c) The directors of PSI shall continue as directors of the Surviving Corporation until their successors are elected and qualified as provided by law and in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.

                                  ARTICLE II

               2.1 Conversion of __________ Shares. The manner of converting the outstanding __________ Shares into cash and/or PSI Shares shall be as follows:

                     (a) At the Effective Time, subject to Section 2.6 of the Plan, each __________ Share as to which a cash election has been made in accordance with the provisions of Section 2.5 of the Plan and has not been revoked, relinquished or lost pursuant to Section 2.5 of the Plan (the "Cash Election Shares") shall be converted into and shall represent the right to receive $_______ in cash (the "Cash Election Price"). As soon as practicable after the Effective Time, the registered holders of Cash Election Shares shall be paid the cash to which they are entitled hereunder in respect of such Cash Election Shares.

                     (b)   At the Effective Time, subject to Sections 2.4,
   2.5 and 2.7 of the Plan, each __________ Share (other than Cash Election Shares and __________ Shares owned by PSI) shall be converted into ______ PSI Shares.

               2.2 No Fractional Shares. Notwithstanding any other term or provision of this Agreement or the Plan, no fractional PSI Shares and no certificates or script therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu of any such fractional share interests, each holder of __________ Shares who would otherwise be entitled to such fractional share will, upon surrender of the certificate representing such __________ shares, receive a whole PSI Share if such fractional share to which such holder would otherwise have been entitled is .5 of an PSI Share or more, and such fractional share shall be disregarded if it represents less than .5 of an PSI Share; provided, however, that, such fractional share shall not be disregarded if such fractional share to which such holder would otherwise have been entitled represents .5 of 1% or more of the total number of PSI Shares such holder is entitled to receive in the Merger. In such event, such holder shall be paid an amount in cash (without interest), rounded to the nearest $.01, determined by multiplying (i) the per share closing price on the New York Stock Exchange, Inc. of the PSI Shares at the Effective Time by (ii) the fractional interest.

               2.3 Dissenting Shares. __________ Shares held by a holder who has demanded and perfected his right to an appraisal of such shares in accordance with Section 1300 et seq. of the General Corporation Law of California (the "GCLC") and who has not effectively withdrawn or lost his right to appraisal ("Dissenting Shares") shall not be converted into or represent the right to receive cash and/or PSI Shares, but the holder thereof shall be entitled only to such rights as are granted by Section 1300 et seq. of the GCLC. Each holder of Dissenting Shares who becomes entitled to payment for __________ Shares pursuant to these provisions of the GCLC shall receive payment therefor from the Surviving Corporation in accordance therewith. If any holder of __________ Shares who demands appraisal in accordance with Section 1300 et seq. of the GCLC shall effectively withdraw with the consent of the Surviving Corporation or lose (through failure to perfect or otherwise) his right to appraisal with respect to __________ Shares, such __________ Shares shall automatically be converted into the right to receive PSI Shares pursuant to Section 2.1(b) hereof.

               2.4 PSI Shares Unaffected. The Merger shall effect no change in any of the outstanding PSI Shares and no outstanding PSI Shares shall be converted or exchanged as a result of the Merger, and no cash shall be exchangeable and no securities shall be issuable, with respect thereto.

               2.5 Cancellation of Shares Held or Owned by Parties. At the Effective Time, any __________ Shares owned by PSI shall be cancelled and retired and no shares shall be issuable, and no cash shall be exchangeable, with respect thereto.

               2.6 Exchange of Certificates. After the Effective Time, each holder of a certificate theretofore evidencing outstanding __________ Shares which were converted into PSI Shares pursuant hereto, upon surrender of such certificate to First National Bank of Boston (the "Exchange Agent") or such other agent or agents as shall be appointed by the Surviving Corporation, shall be entitled to receive a certificate representing the number of whole PSI Shares into which the __________ Shares theretofore represented by the certificate so surrendered shall have been converted and cash payment in lieu of fractional share interests, if any. As soon as practicable after the Effective Time, the Exchange Agent will send a notice and a transmittal form to each holder of __________ Shares of record at the Effective Time whose stock shall have been converted into PSI Shares, advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent certificates evidencing __________ Shares in exchange for certificates evidencing PSI Shares.

               2.7 Status Until Surrendered. Until surrendered as provided in Section 2.6 hereof, each outstanding certificate which, prior to the Effective Time, represented __________ Shares (other than Cash Election Shares and Dissenting Shares, if any) will be deemed for all corporate purposes to evidence ownership of the number of whole
   PSI Shares into which the __________ Shares evidenced thereby were converted. However, until such outstanding certificates formerly evidencing __________ Shares are so surrendered, no dividend payable to holders of record of PSI Shares shall be paid to the holders of such outstanding certificates in respect of __________ Shares, but upon surrender of such certificates by such holders there shall be paid to such holders the amount of any dividends (without interest) theretofore paid with respect to such whole PSI Shares as of any record date on or subsequent to the Effective Time and the amount of any cash (without interest) payable to such holder in lieu of fractional share interests.

               2.8 Transfer of Shares. After the Effective Time, there shall be no further registration of transfers of __________ Shares on the records of __________ and, if certificates formerly evidencing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates evidencing PSI Shares and cash in lieu of fractional share interests as herein provided.

               2.9 Conversion of Common Stock Series B and C. At the Effective Time, each share of Common Stock Series B (other than shares owned by PSI) shall be converted into ______ PSI Shares and each share of Common Stock Series C (other than shares owned by PSI) shall be converted into ______ PSI Shares.

                                  ARTICLE III

               3.1 Headings. The descriptive headings contained in the Sections of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               3.2 Parties in Interest. This Agreement, and the rights, interests and obligations created by this Agreement, shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

               3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same agreement.

               3.4 Further Action. If at any time after the Effective Time, the Surviving Corporation shall determine that any assignments, transfers, deeds or other assurances are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to any property or rights of __________, the officers of either Constituent Corporation are fully authorized in the name of __________ or otherwise to execute and deliver such documents and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation.

               3.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

               3.6 Abandonment of Merger. The Constituent Corporations have the power to abandon the Merger by mutual written consent prior to the filing of this Agreement with the California Secretary of State.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

                                   PUBLIC STORAGE, INC.


                                   By: ___________________________
                                       Harvey Lenkin
                                       President


                                   By: ___________________________
                                       Obren B. Gerich
                                       Assistant Secretary

                                   [PUBLIC STORAGE PROPERTIES XVI, INC.,
                                   PUBLIC STORAGE PROPERTIES XVII, INC.,
                                   PUBLIC STORAGE PROPERTIES XVIII, INC.,
                                                     or
                                   PUBLIC STORAGE PROPERTIES XIX, INC.]


                                   By: ___________________________
                                       Harvey Lenkin
                                       President


                                   By: ___________________________
                                       Obren B. Gerich
                                       Secretary